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                                                             Exhibit 99.23(j)(2)







                         CONSENT OF INDEPENDENT ACCOUNTANTS

To the Board of Trustees of Dresdner RCM Europe Fund Inc.:

We consent to the incorporation by reference in Pre-Effective Amendment No. 2 (filing number 811-06038) to the Registration Statement of Dresdner RCM Europe Fund Inc. on Form N-1A of our report dated February 22, 1999, on our audits of the financial statements and financial highlights of Dresdner RCM Europe Fund (formerly known as "The Emerging Germany Fund Inc."), which report is included in the Annual Report to Shareholders for the year ended December 31, 1998, which is incorporated by reference in the Pre-Effective Amendment to the Registration Statement. We also consent to the references to our Firm under the captions "Financial Highlights" in the Prospectus and "Other Service Providers" in the Statement of Additional Information.



Boston, Massachusetts                             /s/PricewaterhouseCoopers LLP
April 29, 1999